                                                                    EXHIBIT 10.5
                                                                    ------------

                              Two Federal Street
                            Billerica, Massachusetts



                         LEASE dated December 11, 1997



                                   Article I

                                 Reference Data
                                 --------------

     1.1  Subjects Referred To.  Each reference in this Lease to any of the
          --------------------
following subjects shall be construed to incorporate the data stated for that subject in this Article:

1.1.1     LANDLORD:                        MGI Two Federal Street, Inc.

1.1.2     LANDLORD'S
          ADDRESS:                         c/o MGI Properties
                                           One Winthrop Square
                                           Boston, Massachusetts 02110

1.1.3     TENANT:                          1.1.3 TENANT: Peritus Software
                                           Services, Inc., a Massachusetts
                                           corporation


1.1.4     TENANT'S ORIGINAL                304 Concord Road
          ADDRESS:                         Billerica, Massachusetts 01821

1.1.5     LEASE COMMENCEMENT               The later of: (i) February 8, 1998;
          DATE:                            or (ii) the date that Landlord
                                           delivers the Premises substantially
                                           complete, as defined in Section 3.2.

1.1.6     SCHEDULED  RENT
          COMMENCEMENT DATE:               The Lease Commencement Date.

1.1.7     LAND:                            The land more particularly described
                                           in Exhibit A attached hereto upon
                                              ---------
                                           which the Building is located.

1.1.8     BUILDING                         The building commonly known as Two
                                           Federal Street, Billerica,
                                           Massachusetts


1.1.9     PROPERTY                         The Land and Building, Collectively,
                                           as shown on the site plan attached
                                           hereto as Exhibit B.
                                                     ---------

1.1.10  PREMISES:             The Building known as and numbered Two Federal
                              Street, Billerica, Massachusetts.

1.1.11  INITIAL TERM:         Eight (8) years

1.1.12  ANNUAL BASE RENT:     See chart below.


--------------------------------------------------
    RENT PERIOD      ANNUAL BASE RENT   MONTHLY
                                        RENT
--------------------------------------------------
Lease Year 1            $  750,000.00  $ 62,500.00
--------------------------------------------------
Lease Year 2            $  950,000.00  $ 79,166.67
--------------------------------------------------
Lease Years 3 & 4       $1,200,000.00  $100,000.00
--------------------------------------------------
Lease Year 5            $1,350,000.00  $112,500.00
--------------------------------------------------
Lease Years 6 & 7       $1,375,000.00  $114,583.33
--------------------------------------------------
Lease Year 8            $1,400,000.00  $116,666.67
--------------------------------------------------


1.1.13  PERMITTED USES:       general office, light manufacturing, warehouse,
                              research and development and, to the extent permitted by law, distribution.

1.1.14  COMMERCIAL
        GENERAL LIABILITY
        INSURANCE BY
        TENANT: Personal Injury, Bodily Injury and Property Damage Limits - $3,000,000.

1.1.15  RENTABLE AREA OF
        PREMISES:             Approximately 100,000 rentable square feet

1.1.16  RENTABLE AREA OF
        BUILDING:             Approximately 100,000 rentable square feet

1.1.17  TENANT'S
        PROPORTIONATE
        SHARE:                100%

1.1.18  EXTENSION OPTION:     One (1) five (5) year option to extend the term of
                              the Lease. The Annual Base Rent during the
                              Extended Term shall be equal to the greater of:
                              (i) 95% of the Prevailing Market Rent; or (i)
                              $1,200,000.00. See Section 2.2.1.

1.1.19   SECURITY DEPOSIT:    $300,000.00  -   See Section 2.5.

1.1.20   PARKING:             approximately 290 parking spaces as shown on the
                              site plan attached hereto as Exhibit B.
                                                           ---------

     1.2  Exhibits.  There are incorporated as a part of this Lease:
          --------

      EXHIBIT A - Description of the Land

      EXHIBIT B - Floor Plan of the Premises and Site Plan.

      EXHIBIT C - Landlord's Work

      EXHIBIT D - List of Chemicals Permitted on the Premises

      EXHIBIT E - Rules and Regulations

      EXHIBIT F - Broker's Determination of Fair Market Rent





                                   Article II

                            Premises, Term and Rent
                            -----------------------

     2.1  The Premises.  Landlord hereby leases to Tenant and Tenant hereby
          ------------
leases from Landlord, for the Initial Lease Term as it may be extended or earlier terminated hereunder (the "Lease Term"), and upon the terms, conditions, covenants and agreements herein provided, the Premises.

     Tenant shall have, as appurtenant to the Premises, the exclusive right (subject to the rights of other occupants of the Building) to use the Property, subject to rules and regulations attached hereto as Exhibit E, the walkways,
                                                     ---------
driveways and other areas on the Property which would be common areas if the Building were a multi-tenanted office building, including, without limitation, the parking areas on the Property.

      2.1.1  Landlord's Reservations.  Upon prior notice to Tenant, Landlord
             -----------------------
reserves the right from time to time to install, use, maintain, repair, replace and relocate for service to the Premises and/or other parts of the Building, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or the Building; provided that Landlord shall in the exercise of such rights use reasonable efforts to minimize interference with Tenant's business operations.

     2.2  Initial Lease Term.  Tenant shall have and hold the Premises for a
          ------------------
period commencing on the Lease Commencement Date, as determined pursuant to
Section 3.2 hereof, continuing for the balance of the month in which the Lease Commencement Date occurs if it does not occur on the first day of a calendar month, and continuing until the end of the eighth (8th) Lease Year (the "Initial
                                                                         -------
Lease Term"), unless the Initial Lease Term is terminated earlier in accordance
----------
with the provisions of this Lease.

     Promptly after the Lease Commencement Date is ascertained pursuant to
Section 3.2 hereof, Landlord and Tenant shall execute, in recordable form, a written declaration setting forth the Lease Commencement Date and the date upon which the Initial Lease Term will expire.

      2.2.1     Option to Extend.  Provided that at the time of exercise of the
                ----------------
herein described option to extend (i) Tenant is not in default after applicable notice and grace period of any of its obligations hereunder, and (ii) this Lease is still in force and effect, Tenant shall have the right (the "Extension Option") to extend the Initial Term for one (1) additional period of five (5) years (the "Extended Term"), upon the same terms, conditions covenants and agreements of this Lease other than Annual Base Rent and this Section 2.2.1.
The Annual Base Rent during the Extended Term shall be equal to the greater of:
(i) ninety-five percent of the Prevailing Market Rent, as defined in and determined pursuant to Exhibit F; or (ii) $1,200,000.00.
                       ---------

     If Tenant desires to exercise the Extension Option, then Tenant must give written notice to Landlord of such election at least twelve (12) months prior to the expiration of the Initial Lease Term. If at the expiration of thirty (30) days following the date when Landlord receives Tenant's written election (the "Negotiation Period"), Landlord and Tenant have not reached agreement on a determination of an annual rental for the Extended Term and executed a written instrument setting forth the Annual Base Rent for the Extended Term pursuant to such agreement, then either Landlord or Tenant shall have the right, to make a request for a determination (the "Brokers' Determination") of the Prevailing Market Rent (as defined in Exhibit F) for the Extended Term, which Brokers'
                           ---------
Determination shall be made in the manner set forth in Exhibit F.
                                                       ---------

     2.3  Lease Year.  "Lease Year" shall mean, in the case of the first Lease
          ----------    ----------
Year, the twelve (12) full calendar months plus the partial calendar month, if any, following the Lease Commencement Date. Thereafter, "Lease Year" shall mean each successive twelve (12) calendar month period following the expiration of the first Lease Year during the Lease Term. If this Lease ends on a day other than the last day of a Lease Year (as defined above), the Last Lease Year shall end on the termination date.

      2.4  Rent.  Tenant shall pay as rent for the Premises, without set-off,
           ----
reduction or offset whatsoever except as otherwise specifically provided herein, Base Rent, and all other Additional Rent (as such terms are respectively hereinafter defined) required of Tenant under this Lease, all of which are collectively referred to herein as "Rent".
                                    ----

      2.4.1  Base Rent.  Beginning on the Lease Commencement Date (the "Rent
             ---------
Commencement Date") and continuing throughout the Lease Term, Tenant shall pay

"Base Rent" for the Premises in equal monthly installments of 1/12th of the
----------
Annual Base Rent in advance on the first day of each calendar month included in the Lease Term. If the Rent Commencement Date begins on a date other than the first day of a calendar month, or the Lease Term ends on a day other than the last day of the calendar month, Base Rate for such month shall be prorated based on the number of days in the calendar month included in the Lease Term.

      2.4.2  Additional Rent.  Beginning on the Lease Commencement Date and
             ---------------
continuing throughout the Lease Term, Tenant shall pay, as Additional Rent, Tenant's Proportionate Share of Taxes and Operating Expenses in the manner set forth in Section 2.4.6. Appropriate prorations shall be made at the beginning and end of the Lease Term for any Operating Year only part of which falls within the Lease Term. Tenant's obligation to pay such amounts as Additional Rent shall survive any termination of this Lease by lapse of time or otherwise.

      2.4.3  Definition of Taxes.  "Taxes" means (i) all taxes, assessments
             -------------------    -----
(special or otherwise), levies, fees and all other government levies, exactions and charges of every kind and nature, general and special, ordinary and extraordinary, foreseen and unforeseen, which are imposed or levied upon or assessed for any period applicable to any portion of the Lease Term (A) against the Property or any portion thereof or (B) against any Base Rent, Additional Rent or other rent of any kind or nature payable to Landlord by anyone on account of the ownership, leasing or operation of the Property, or which arise on account of or in respect of the ownership, leasing, operation or use of the Property or any portion thereof; (ii) all gross receipts taxes or similar taxes imposed or levied upon, assessed against or measured by any Base Rent, Additional Rent or other rent of any kind or nature or other sum payable to Landlord by anyone on account of the ownership, development, leasing, operation, or use of the Property or any portion thereof; (iii) all value added, use and similar taxes at any time levied, assessed or payable on account of the ownership, development, leasing, operation, or use of the Property or any portion thereof; and (iv) reasonable expenses of any proceeding for abatement of any of the foregoing items included in Taxes, provided only if Landlord prevails in such abatement proceeding.

     The amount of special taxes or special assessments included in Taxes shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such Taxes are being
determined.   There shall be excluded from such Taxes all income, estate, succession, inheritance and transfer taxes of Landlord; provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed so that a capital levy, franchise, income, profits, sales, rental, use and occupancy, or other tax or charge shall in whole or in part be substituted for, or added to, such ad valorem tax and levied against, or be payable by, Landlord with respect to the Property or any portion thereof, such tax or charge shall be included in the term "Taxes" for the purposes of this Article.
                               -----

     If there is an abatement in Taxes with respect to any Operating Year with respect to which Tenant paid Additional Rent, and Landlord receives a tax refund or reimbursement as a result thereof, then the balance of such tax refund or reimbursement remaining after deducting Landlord's reasonable expenses incurred in obtaining the same shall be refunded to Tenant.

     2.4.4  Definition of Operating Expenses.  "Operating Expenses" shall be
            --------------------------------    ------------------
computed on the accrual basis and shall consist of all reasonable, arm's length (except as expressly provided below) expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, management and operation of the Building or the Property, including, without limitation, except as specified herein, the following:

     (i) Wages, salaries and benefits of all employees directly engaged in building, equipment and grounds operations, maintenance, repair, cleaning or security, including, without limitation, taxes, insurance, workers' compensation benefits, and other benefits relating thereto;

     (ii) All supplies and materials used in operations, maintenance, repair, cleaning and security;

     (iii) Costs (including surcharges) of all utilities including, without limitation, water, sewer, power, heating, lighting, air-conditioning and ventilating not directly billed to Tenant;

     (iv) Cost of all equipment and the maintenance and service thereof and equipment leasing agreements therefor, including, without limitation, all life safety equipment, security and energy management services, window cleaning, carpet and window covering cleaning, elevator maintenance, janitorial service, trash and refuse removal;

     (v) Cost of all insurance, including, without limitation, casualty and liability insurance, use, occupancy and business interruption insurance, casualty rent insurance and such other insurance as Landlord deems necessary and is customarily carried by owners of comparable buildings;.

     (vi) Except for the cost of the repairs required to be made by Landlord at its sole cost and expense pursuant to Section 6.4, all costs and expenses relating to building, equipment and grounds maintenance, operation, replacement and repair, including, without limitation, normal structural maintenance, repair or replacement due to ordinary wear and tear, as well as non-structural replacement and repair of any kind, provided that if the cost of any replacement or repair is of a capital nature which is not, under generally accepted principles of accounting, all properly included as an operating expense in the year incurred, there shall nevertheless be included in Operating Expenses for the Operating Year in which it was incurred and in Operating Expenses for each succeeding Operating Year, the annual charge-off of such capital expenditure. Annual charge-off shall be determined by dividing the cost of the original capital expenditure, plus an interest factor equal to ten percent (10%) per year, by the number of years of useful life of the improvement made with the capital expenditure, as reasonably determined by Landlord in accordance with generally accepted principles of accounting in effect at the time of making the expenditure;

     (vii) Costs of snow removal, landscaping, planting, maintaining driveways, parking areas and loading docks and similar services and facilities;

     (viii) Management fees; such fees may be paid to Landlord or an affiliate of Landlord so long as such fees are at a rate which is comparable to rates then being charged for similar management services by non-affiliates in respect of similar buildings in the Suburban Boston area, which rate shall be 3% of gross rents payable by Tenant during the first year of this Lease and not more than 5% of such gross rents during the remaining term; and

     (ix) All costs of equipping, furnishing and maintaining all portions of the Building or the Property which are used for maintenance.

     The following shall be excluded from Operating Expenses:

      (i) Wages,salaries and benefits of officers and executives and other employees of Landlord above the grade of building manager or not directly connected with the operation of the Property; and Landlord's general overhead and any profit increment paid to subsidiaries or affiliates, except for a reasonable management fee which may be included in Operating Expenses;

      (ii)   Depreciation of the Building;

      (iii)  Interest and amortization upon indebtedness;

      (iv) Expenses for which Landlord, by the terms of the Lease, makes a separate charge to Tenant;

      (v)    Taxes;

      (vi) Leasing fees or commissions, and other fees and expenses incurred in negotiations or disputes with other tenants;

      (vii) Repairs, replacements or expenses paid for out of proceeds of insurance; and

      (viii) The cost of any utilities currently furnished directly to and paid for by Tenant.

      (ix)   Advertising costs;

      (x)    Landlord's costs and expenses to satisfy its obligations under
             Section 6.4 of this Lease;

      (xi) Costs incurred by Landlord with respect to the remediation of any existing "hazardous substances" or "toxic substances" as such terms are defined in Section 4.1, as of the date of this Lease;

      (xii) Costs incurred by Landlord for the restoration of the Property after damage or destruction which are reimbursed by the proceeds of any casualty insurance maintained by Landlord; and

      (xiii) Costs incurred by Landlord arising from the willful violation of applicable laws by Landlord or from the gross negligence of Landlord.

      2.4.5  Definition of Operating Year.  "Operating Year" shall mean any
             ----------------------------    --------- ----
twelve (12) month period (unless longer or shorter by virtue in any change in the Operating Year hereinafter made by Landlord) elected by Landlord for operating purposes. Landlord's current Operating Year commences on January 1. Upon any change in the Operating Year, all items of Operating Expenses and Taxes shall be appropriately prorated and apportioned.

      2.4.6  Operating Statements and Estimated Additional Rent Payments.
             ---------------------------------- ------------------------
Within one hundred eighty (180) days after the end of the first Operating Year occurring within the Lease Term and of each succeeding Operating Year during the Lease Term or fraction thereof at the beginning or end of the Lease Term, Landlord shall render to Tenant a statement ("Operating Statement") in
                                              -------------------
reasonable detail and according to usual accounting practices, certified by a representative of Landlord, showing for the preceding Operating Year or fraction thereof, as the case may be (a) Operating Expenses and Taxes with respect to such Operating Year and (b) Tenant's Proportionate Share of Operating Expenses and Taxes. Any items which are not determinable at the time an Operating Statement is rendered shall be included therein on the basis of Landlord's reasonable estimate and with respect thereto Landlord shall promptly after determination render a supplemental Operating Statement, and appropriate adjustment shall be made according thereto. Within thirty (30) days after the date of delivery of each such Operating Statement, Tenant shall pay to Landlord, as Additional Rent the amount of Tenant's Proportionate Share of Operating Expenses and Taxes shown thereon for the preceding Operating Year or fraction thereof, less the aggregate amount of the Estimated Additional Rent Payments previously paid as hereinafter provided with respect to said Operating Year or fraction thereof.

     In addition, Tenant shall, commencing on the Lease Commencement Date and thereafter on the first day of each month of the Lease Term, make Estimated Additional Rent

Payments to Landlord. "Estimated Additional Rent Payments" refer to such
                       ----------------------------------
payments as Landlord shall reasonably determine from time to time to be sufficient to provide in the aggregate a fund adequate to pay Operating Expenses and Taxes for such Operating Year without need for an adjustment as hereinabove described. If the aggregate amount of Estimated Additional Rent Payments with respect to any Operating Year exceed the amount of Operating Expenses and Taxes for such Operating Year as shown on the applicable Operating Statement, such excess shall be applied as a credit against the next ensuing Estimated Additional Rent Payments or, if the Lease Term has then expired, Landlord shall promptly pay to Tenant such excess.

      2.4.7  Tenant's Right to Review.  Tenant or its representatives shall have
             ------------------------
the right, upon reasonable prior notice, to examine Landlord's books and records with respect to the items in the Operating Statement during normal business hours at Landlord's offices where such books and records are maintained within one hundred eighty (180) days following the delivery by Landlord to Tenant of such statement. Within such one hundred eighty (180) day period, Tenant may file written exception to any items of expense, provided, however, that nothing herein shall be deemed to afford Tenant any right to withhold any disputed payment claimed by Landlord to be due from Tenant to Landlord, and Tenant shall promptly make all such payments as aforesaid. All information and calculations set forth in the Operating Statement shall be binding upon Tenant and no longer subject to challenge or dispute following such one hundred eighty (180) day period unless and to the extent Tenant shall have timely disputed the same and such dispute shall not have been resolved.

      2.4.8  Additional Rent.  All payments due from Tenant to Landlord under
             ---------------
this Lease, in addition to Base Rent, shall be considered "Additional Rent" and
                                                           ---------- ----
any failure by Tenant to make payment to Landlord of any item of Additional Rent shall have the same effect under this Lease as a failure to pay Base Rent.

      2.4.9  Where To Pay Rent.  All Rent shall be paid to Landlord, without
             -----------------
notice or demand at Landlord's Address or to such other party or to such other address as Landlord may designate from time to time by notice to Tenant. If Landlord shall at any time accept Rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord's rights hereunder.

     Section 2.5   Security Deposit.  Tenant agrees to deposit with Landlord,
                   ----------------
upon the execution of this Lease, the Security Deposit, in the amount set forth in Subsection 1.1, as security for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. Landlord agrees to deposit any cash Security Deposit in an interest bearing account with a commercial bank, such interest to be considered part of the Security Deposit for purposes of this provision. In lieu of a cash Security Deposit, Tenant may deposit with Landlord an irrevocable letter of credit, as more particularly described in Section 2.5.1 below. If Tenant defaults (for purposes of this Section 2.5 and Section 2.5.1, any reference to "default" shall mean Default as defined in Section 17.1) in respect to any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, payment of the Annual Base Rent, and Additional Rent, Landlord may use, apply, or retain the whole or any part of said Security Deposit for the payment of any such Annual Base Rent and Additional Rent, or for any other sum which Landlord may expend or be required to expend by reason of Tenant's default, including without limitation any damages or deficiency in the reletting of the Premises, whether such damages or deficiency shall have occurred before or after any re-entry by Landlord. If any of the Security Deposit shall be so used, applied or retained by Landlord, at any time or from time to time, then Tenant shall promptly, in each such instance, upon the written demand therefor by Landlord, pay to Landlord such additional sum as may be necessary to restore the Security Deposit to the original amount set forth in Subsection 1.1.

     If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the Security Deposit or any balance thereof shall be returned to Tenant promptly after all of the following have taken place: (a) expiration of the Lease Term; (b) removal of Tenant's property from the Premises; (c) the surrender of the Premises and vacation thereof by Tenant to Landlord in accordance with this Lease; and (d) all Rent owed pursuant to this Lease has been paid by Tenant.

     Landlord shall deliver the Security Deposit funds deposited hereunder by Tenant not theretofore expended pursuant to the terms and conditions of this Lease by Landlord to the transferee of Landlord's interest in the Building in the event that such interest is transferred, and thereupon Landlord shall be discharged from any further liability with respect to said Security Deposit.

     Tenant hereby agrees not to look to any Mortgagee as mortgagee, mortgagee in possession, or successor in title to the Premises for any Security Deposit required by Landlord hereunder, unless said sums have actually been received by said Mortgagee as security for Tenant's performance of this Lease. Notwithstanding the foregoing, Landlord shall use reasonable efforts to obtain from each Mortgagee during the Lease Term an agreement, for the benefit of Tenant, pursuant to which the Mortgagee agrees to remain responsible for the portion of the Security Deposit not theretofore expended pursuant to the terms and conditions of this Lease in the event of a foreclosure or deed in lieu of foreclosure or similar exercise of remedies by the Mortgagee and agrees to deliver the portion of the Security Deposit not theretofore expended pursuant to the terms and conditions of this Lease to any Successor (as defined in Section 15.2). Landlord further agrees that if a first institutional Mortgagee requires that the Mortgagee hold the Security Deposit in order to accept responsibility for the Security Deposit, Landlord will cooperate with the Mortgagee by agreeing to the appropriate arrangements. Tenant also agrees to cooperate with any arrangements resulting from transfer of the Security Deposit to a institutional Mortgagee.

     In the absence of evidence satisfactory to Landlord of any assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease.

      2.5.1   Letter of Credit.  In lieu of the cash Security Deposit,
              ----------------
Tenant at any time may deliver to and deposit with Landlord an irrevocable, unconditional Letter of Credit in form reasonably acceptable to Landlord and Tenant, in the face amount equal to the Original Amount specified in Section
l.1.19 running to Landlord as the sole beneficiary. The Letter of Credit shall be from a financial institution reasonably acceptable to Landlord. Any Letter of Credit shall have a stated duration of and shall be effective for at least one year with provision for automatic successive annual one-year extensions for the Initial Lease Term (and any renewal term or extension term) and for sixty
(60) days thereafter. Tenant shall keep the Letter of Credit in force throughout the Lease Term and for sixty days after (i) the Lease Expiration Date of the Lease Term or (ii) the earlier termination of the Lease Term, except that if such earlier termination is based on Tenant's default, Tenant shall keep the Letter of Credit in force until sixty days after the date when the Lease Term would have expired had it not been earlier terminated. Tenant shall deliver to Landlord a renewal Letter of Credit no later than thirty days prior to the expiration date of any Letter of Credit issued under this Section 2.5.1, and if Tenant fails to do so, Landlord may draw the entire amount of the expiring Letter of Credit and hold the proceeds in cash for the same purposes as the Letter of Credit. The Letter of Credit shall be issued by a commercial bank acceptable to Landlord.

      If, and as soon as, there shall exist a default under this Lease (and on the occasion of each default if there shall be more than one), Landlord may draw upon the Letter of Credit at any time and from time to time in such amount or amounts as may be necessary to cure the default or to reimburse Landlord for any sum(s) which Landlord may have spent to cure the default(s) and if Landlord has terminated this Lease for Tenant's default(s), Landlord may also draw upon the Letter of Credit in such amount (or all) as may be necessary to obtain any amounts from time to time owed to Landlord by Tenant after termination under
Article XVII or otherwise. In the case of each such drawing (except a drawing occurring after termination or expiration of this Lease), Tenant shall, on demand, cause the Letter of Credit to be reinstated to the full amount that was requested by this Lease prior to the drawings, or cause a similar Letter of Credit, aggregating said full amount, to be issued to Landlord. If at the end of the Lease Term, no Event of Default shall exist, the Letter of Credit, or any balance thereof, shall be returned to Tenant, but not otherwise. Landlord shall have the right, in the event of a default by Tenant, to draw on all of the Letter of Credit and hold the proceeds thereof to be applied from time to time against all amounts due Landlord (as described in Article XVII).


                                  Article III

                          Delivery of Demised Premises
                          ----------------------------

      3.1  Landlord's Work.  Landlord and Tenant hereby acknowledge and agree
           ---------------
that Landlord prior to the Lease Commencement Date, at its sole cost and expense, shall perform the work described in Exhibit C. The above work shall be
                                             ---------
referred to as "Landlord's Work." Landlord's Work shall be performed in a good and workmanlike manner in accordance with all applicable laws. Except for Landlord's Work, the Premises shall be delivered to Tenant in their "as is" condition without any representation or warranty as to the condition thereof by Landlord. Landlord warrants and represents to Tenant that, as of the date hereof, Landlord has received no written notice from any applicable governmental authority that the Premises are in violation of any applicable law. Landlord and Tenant agree to hold periodic meetings during the course of Landlord's Work to review the progress of such work and Tenant shall have the right, upon reasonable advance notice to Landlord, to enter the Premises to inspect the progress of Landlord's Work.

     3.2  Lease Commencement Date.  The "Lease Commencement Date" shall occur
          -----------------------        -----------------------
upon the later of: (i) February 8, 1998; or (b) the date that Landlord substantially completes Landlord's Work, as hereinafter defined, and delivers the Premises to Tenant.

      3.2.1 Substantial Completion.  "Substantially completed" and "substantial
            ----------------------
completion" shall mean the date when Landlord's Work, except for work then remaining to be done, if any, consisting of minor "punchlist item" shall have reached that stage of completion such that Tenant could either use and occupy the Premises or complete Tenant's Work without substantial interference by reason of those items still required to complete Landlord's Work and Landlord obtains a certificate of occupancy permitting Tenant to use the Premises for the uses permitted herein. If a temporary certificate of occupancy is issued subject to conditions which require the completion of Landlord's Work, Landlord shall with reasonable diligence complete such work and satisfy such conditions. Subject to the above, the taking of possession of the Premises or any portion or portions thereof by Tenant following Tenant's receipt of notice from Landlord of substantial completion of Landlord's Work in respect thereof, or otherwise, shall be conclusive evidence that substantial completion was, in fact, achieved, but Tenant shall have forty-five (45) days after Tenant's receipt of Landlord's notice of substantial completion to give Landlord notice of any "punch list" items remaining to be completed. In the event that any requests for changes or additions in Landlord's Work are made by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, and such requests extend the estimated time for substantial completion of Landlord's Work, such estimate to be determined solely by Landlord or Landlord's contractors or subcontractors hired to perform said required work, then for the purposes hereof, Landlord's Work shall be deemed to have been substantially completed at such time as, in the sole reasonable judgment of Landlord or said contractors or said subcontractors, Landlord's Work would have been substantially completed except for the delay caused by or in any manner related to the requests of Tenant made as aforesaid. Notwithstanding the foregoing, in the event that Tenant shall commence day-to-day operations in the Premises prior to when Landlord's Work has been substantially completed, then for all purposes of this Lease, Landlord's Work shall be deemed to have been substantially completed on the date Tenant commenced such day-to-day operations in the Premises.

     Tenant acknowledges that the Premises are currently occupied by another tenant who is obligated to vacate the Premises by no later than January 31, 1998. Except as herein expressly set forth, Landlord shall incur no liability for its failure to deliver possession of the Premises to Tenant. In the event that Landlord is unable to deliver possession of the Premises as herein provided to Tenant by February 8, 1998, the Lease Commencement Date shall be the date that Landlord delivers possession of the Premises. If Landlord is unable to deliver the Premises to Tenant by March 8, 1998, Tenant may, at any time thereafter, by written notice to Landlord given at any time prior to the date when Landlord delivers possession to Tenant, elect to terminate this Lease, in which event, this Lease will terminate and be of no force and effect on the date thirty (30) days after Tenant's notice to terminate and neither party shall have any liability hereunder; provided, however, that if Landlord delivers possession of the Premises to Tenant within such thirty (30) day period, Tenant's notice to terminate shall be nullified and this Lease and the obligations of the parties shall continue as if such notice to terminate were not given by Tenant. In addition, if Landlord fails to deliver possession of the Premises as herein provided to Tenant by March 9, 1998, then for each day thereafter that Landlord fails to deliver possession of the Premises as herein provided, Landlord shall pay Tenant the sum of $2,000 up to a maximum aggregate sum equal to $28,000 as liquidated damages for Landlord's failure. In no event shall Landlord be liable to Tenant for any sum in excess of the amounts set forth in the preceding sentence for its failure to deliver possession of the Premises to Tenant, Tenant hereby acknowledging that Tenant's rights to the liquidated damage payment set forth in the preceding sentence and to terminate the Lease shall be Tenant's sole remedies for Landlord's failure to deliver possession of the Premises to Tenant as herein provided.

     Section 3.2.2  Early Entry by Tenant. Landlord shall not unreasonably
                    ---------------------
withhold its consent to any request by Tenant to have access to the Premises at some interval prior to the date of substantial completion of Landlord's Work for the purpose of allowing Tenant to install Tenant's furniture, fixtures and equipment, provided that such entry, in Landlord's reasonable judgement, will not unreasonably interfere with Landlord's Work, increase the cost thereof or result in any delay therein. Such entry shall be subject to all of the provisions of this Lease other than the payment of Annual Base Rent, Operating Expenses or Taxes, but shall not be considered Tenant's acceptance of the Premises.


                                   Article IV

                         Additional Covenants of Tenant
                         ------------------------------

     In addition to the covenants expressly set forth in this Lease, Tenant covenants and agrees as follows:

     4.1  Use.  To use and occupy the Premises solely for the Permitted Uses and
          ---
for no other use or purpose.

     Not to use or occupy the Premises for any unlawful purpose or in any manner that will be inconsistent with any certificate of occupancy applicable from time to time to the Premises or the Building or any part thereof, or that will constitute waste or nuisance. Without limitation of the foregoing, Tenant shall not injure or deface the Premises (i.e., beyond reasonable wear and tear) or the Property, nor keep in the Premises any inflammable fluids or chemicals except for customary cleaning and office supplies and those fluids or chemicals enumerated on the list attached hereto as Exhibit D (but only in such quantities as comply with law), or permit the
---------
emission from the Premises of any objectionable noise or odor; nor dump, flush, or in any way introduce any hazardous substances (defined below) or any other toxic substances (defined below) into the sewage or other waste disposal system serving the Premises or the Building; nor generate, store, use or dispose of hazardous or toxic substances in or on the Premises or the Building (other than the storage, use and disposal, all in accordance with legal requirements applicable thereto, of any of the aforesaid which constitute consumer products or are otherwise typically so stored, used and disposed of by tenants of other office buildings in connection with office purposes and then only those types and quantities permitted under Landlord's policies of insurance); nor use or devote the Premises or any part thereof for any use thereof which is inconsistent with the quality, maintenance, use and occupancy of the Building or for any use which is in violation of law or liable to invalidate or prevent Landlord from obtaining any insurance customarily carried by landlords of buildings of the type and character of the Building (or liable to materially increase the premiums therefor) on the Building. "Hazardous substances" and
                                                  --------------------
"toxic substances" as used herein shall have the same meanings as defined and
 ----------------
used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)9061 et seq.; in the Hazardous Material
                                       -- ---
Transportation Act, 49 U.S.C. (S)1802; in the Toxic Substances Act, 15 U.S.C.
(S)2601 et seq.; in the Resource Conservation and Recovery Act, as amended, 42
        -- ---
U.S.C. (S)6921 et seq.; in the Massachusetts Hazardous Waste Management Act, as
               -- ---
amended; in Massachusetts General Laws Chapter 21; in the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, as amended; in the regulations adopted and publications promulgated pursuant to said Acts; and in any other applicable laws, rules, regulations and orders.

     To comply with all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations, and orders of all public or quasi-public authorities having jurisdiction over the Property concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein and provide Landlord with a copy of any notice Tenant receives of lack of such compliance and with any notice alleging violation given by any governmental authority. It is expressly understood that if any present or future law, ordinance, regulation or order requires an occupancy, use or other permit for Tenant's particular use and occupancy of the Premises, Tenant will promptly obtain and maintain such permit at Tenant's own expense and will promptly provide copies to Landlord of all such permits so obtained.

     4.2  Safety Appliances; Licenses.  To keep the Premises equipped with all
          ---------------------------
safety appliances (such as, without limitation, fire extinguishers) required by law or ordinance or any other regulation of any public authority because of the particular manner of use made by Tenant of the Premises, and to procure all licenses and permits so required because of Tenant's particular manner of use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

     4.3  Personal Property Taxes.  To pay, on or before the due date thereof,
          -----------------------
all taxes charged, assessed or imposed upon the personal property (including, without limitation, fixtures and equipment) of Tenant in or upon the Premises.


                                   Article V

                           Assignment and Subletting
                           -------------------------

     5.1  General Prohibition of Assignment and Subletting.  Except as
          ------------------------------------------------
hereinafter provided, Tenant shall not, without the prior written consent of Landlord, which Landlord may withhold in its sole discretion, assign, mortgage, pledge, sublease or otherwise transfer or encumber this Lease or its interest therein, in whole or in part, or permit the assignment or transfer of this Lease or the right of occupancy thereunder by operation of law or otherwise. Furthermore, if at any time during the Lease Term, Tenant is (a) a corporation (excluding a corporation the outstanding voting stock of which is listed on a recognized securities exchange or inter dealer quotation system) or a trust (whether or not having shares of beneficial interest) and there shall occur any change in the identity of any of the persons then having power to participate in the election or appointment of the directors, trustees or other persons exercising like functions and managing the affairs of Tenant, or (b) a partnership or association or otherwise not a natural person (and is not a corporation or a trust) and there shall occur any change in the identity of any of the persons who then are members of such partnership or association or who comprise Tenant, such change in identity shall constitute an assignment of this Lease for all purposes hereunder.

     5.2  Affiliated Entities.  Notwithstanding the foregoing, Tenant may sublet
          -------------------
or assign this Lease without Landlord's consent to (i) any corporation or entity which is a successor to Tenant either by merger or consolidation, or (ii) a corporation or other entity which shall (A) control, (B) be under the control of, or (C) be under common control with, Tenant (the term "control" as used
                                                           -------
herein shall mean ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation, or other equivalent equity and control interest if Tenant is not a corporation) so long as (I) the principal purpose of such assignment is not the acquisition of Tenant's interest in this Lease (except if such assignment is made for a valid intra corporate business purpose to an entity described in clause (C) above) and is not made to circumvent the provisions of this Section 5.1, and (II) any such assignee in a transaction described in (i) above shall have a net worth, determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, equal to or greater than Tenant's net worth, as so determined, on the date of such assignment.

     Subject to Landlord's right's under Section 5.5 below, with regard to any other proposed assignment or sublease, Landlord agrees not to unreasonably withhold its consent. In determining reasonableness, Landlord may take into consideration all relevant factors surrounding the proposed sublease and/or assignment, including, without limitation, the following: (i) the business reputation of the proposed assignee or subtenant and its officers, directors and stockholders; (ii) the nature of the business to be conducted in the Demised Premises by the proposed assignee or subtenant and (iii) the financial ability of the proposed assignee or sublessee to pay all monetary obligations under the sublease and to satisfy all other obligations of the sublessee. Other than with respect to any such assignment or sublease which does not require the consent of Landlord under (i) or (ii) of the previous paragraph, if Landlord consents to any assignment or sublease, Tenant shall be obligated to pay Landlord as additional rent, fifty percent (50%) of any "Net Profit" received by Tenant. For purposes of the preceding sentence, "Net Profit" shall mean the excess of all rent and other consideration paid by such sublessee to Tenant over the sum of that portion of the rent and additional rent paid by Tenant to Landlord hereunder reasonably allocable to such subleased space and all out-of-pocket third party expenses reasonably incurred by Tenant for leasing commissions and leasehold improvements necessitated by such sublease. Any attempted assignment, mortgage, pledge, transfer, or encumbrance by Tenant of this Lease or its interest herein contrary to the provisions of this Section 5.1 shall, at the option of Landlord, terminate this Lease, and Tenant shall remain liable for all Rent and other sums due under this Lease and all damages suffered by Landlord on account of such breach by Tenant.

     5.3  Terms Governing Assignments and Subleases.  Any assignment of this
          -----------------------------------------
Lease or subletting of the Premises is subject to all of the terms, covenants and conditions of this Lease, including, without limitation, the provisions of this Article V relating to the assignment of this Lease (which shall also govern in the case of the assignment of any sublease by such subtenant) and the subletting of the Premises. Tenant shall reimburse Landlord as Additional Rent, for Landlord's reasonable legal fees and disbursements and other expenses incurred in connection with any request by Tenant to assign or sublet, promptly following Landlord's demand therefor.

     5.4  No Waiver or Release.  The consent by Landlord to any assignment or
          --------------------
subletting shall not be construed as a waiver or release of Tenant from its primary liability for the performance of all covenants and obligations to be performed by Tenant under this Lease nor as limiting or affecting in any way any of Landlord's rights or remedies, including, without limitation, its rights and remedies under Article XVII, nor shall the collection or acceptance of Rent from any assignee, transferee or subtenant constitute a waiver or release of Tenant from any such primary liability, which following any assignment, transfer or sublease shall be joint and several with the assignee, transferee or sublessee, as the case may be. Landlord's consent to any assignment or subletting shall not be construed as relieving Tenant from the obligation of complying with the provisions of Section 5.1 hereof, as applicable, with respect to any subsequent assignment or subletting.

     5.5  Landlord's Recapture Right.  Notwithstanding anything herein to the
          --------------------------
contrary, except as set forth in the last sentence of this Section, with respect to any proposed assignment of this Lease or sublease of the Premises or any portion thereof which requires the consent of Landlord hereunder, other than an assignment to an entity described in Section 5.2 (i) or (ii), Landlord shall have the right, to be exercised in writing within fifteen (15) days after written notice from Tenant seeking Landlord's consent to assign this Lease or sublease all or any portion of the Premises, to terminate this Lease (in the event of a proposed assignment) or recapture that portion of the Premises to be subleased (in the event of a proposed sublease) by written notice thereof to Tenant. If Landlord shall give notice of its election to terminate this Lease (or recapture a portion of the Premises, in the event of a proposed sublease), then this Lease shall terminate sixty (60) days after the date of Landlord's termination notice or, in the case of a proposed sublease, this Lease shall be deemed amended to eliminate the proposed sublease premises from the Premises and thereafter all Base Rent and Additional rent shall be appropriately prorated to reflect the reduction of the Premises as of the sixtieth (60th) day following the date of Landlord's notice thereof. The provisions of this Section 5.5 shall not apply to any proposed sublease of less than 40% of the Premises, provided that the proposed sublease together with all other subleases of portions of the Premises which require Landlord's consent do not comprise more than 40% of the rentable area of the Premises in the aggregate.


                                   Article VI

                            Maintenance and Repairs
                            -----------------------

     6.1  Repair and Yield Up.  Tenant shall keep and maintain the Premises and
          -------------------
all fixtures and building equipment located therein, in clean, safe and sanitary condition, casualty and reasonable wear and tear and the obligations of Landlord under Section 6.4 only excepted, and shall take good care thereof and make all required repairs thereto, and shall suffer no waste or injury thereto. At the expiration or other termination of the Lease Term, Tenant shall surrender the Premises and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear and damage by casualty and the obligations of Landlord under Section 6.4 only excepted, first removing all goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant given at least thirty (30) days before such expiration or termination, all alterations and additions made by or on behalf of Tenant except for Landlord's Work and those other alterations and additions made with the prior consent of Landlord or which do not require the consent of Landlord. Tenant shall repair any damage caused by such removal and restore the Premises and leave them clean and neat.

     6.2  Landlord's Right To Self-Help.  Tenant shall repair, at its sole cost
          -----------------------------
and expense, all injury, breakage and damage to (a) the Premises as required under Section 6.1 and (b) if caused by any act or omission of Tenant, or of any agent, employee, subtenant, contractor, customer or invitee of Tenant, all injury, breakage and damage to any other part of the Building, provided that Landlord shall have the right, at its option, upon reasonable prior written notice to Tenant (except prior written notice shall not be required in the event of an emergency) to make such repairs to the exclusion of Tenant and to charge Tenant for all reasonable costs and expenses incurred in connection therewith as Additional Rent hereunder. The liability of Tenant for such costs and expenses shall be reduced by the amount of any insurance proceeds received by Landlord on account of such injury, breakage or damage.

     6.3 Repairs to the Demised Premises and the Property.  Landlord shall keep
        -------------------------------------------------
and maintain, in good repair and tenantable condition, all plumbing, electrical and HVAC systems within the Demised Premises, the sidewalks, driveways, parking areas and other common areas of the Property, all plate and other exterior glass, window frames and exterior door frames and the non-structural components of the roof such as but not limited to any insulation, roof lining, the outside membrane, gutters and downspouts. The cost and expense of all such repairs and/or replacements, except as expressly set forth in Section 6.4, shall be includable in the Operating Expenses as described in Section 2.4.4. Notwithstanding the above, Tenant shall reimburse Landlord for the cost of all repairs made necessary as the result of Tenant's negligence or willful misconduct. tenant acknowledges that Landlord shall have no obligation to provide security to the Premises or the Property.

     6.4 Landlord's Obligations.  Landlord, at its sole cost and expense, shall
         ----------------------
make all structural repairs to the foundation and structural members of the Building, including, the structural components to the roof not caused by the negligence or willful misconduct of Tenant and such repairs shall not be includable in the Operating Expenses described in Section 2.4.4. In addition, if any replacement or repair of a capital nature necessary to maintain the HVAC system or any other building system or the elevator in good operating order is incurred (or in the exercise of customary building maintenance standards for buildings comparable to the Building, should have been incurred) by Landlord prior to the date six months after the Lease Commencement Date, such cost or expense shall not be includable as an Operating Expense, unless caused by the negligence or willful misconduct of Tenant.

     6.5 Tenant's Right To Self-Help.  If Landlord defaults in its obligations
         ---------------------------
under Sections 3.1, 6.3 or 6.4 , then Tenant shall give notice to Landlord of such default, which notice shall contain a specific reference to this Section
6.5. If Landlord fails to cure such default within fifteen (15) days after such notice (or if Landlord has commenced such cure within such fifteen (15) day period, such additional time as shall be necessary for Landlord to reasonably prosecute such cure to completion), Tenant may, following such fifteen (15) day (or longer) period, but shall not be required to, make such payment or do such act; provided that if there is imminent danger of loss of life or property, Tenant may make such repairs earlier than such fifteen (15) day period if Tenant has given Landlord reasonable advance notice that Tenant intends to exercise its rights under this provision and Tenant expends only the amount reasonably required to abate such danger. If Tenant elects to make such payment or do such act, all costs and expenses reasonably incurred by Tenant, plus interest thereon at the rate of twelve percent (12%) per year, from the date paid by Tenant to the date of payment thereof by Landlord, shall be promptly paid by Landlord to Tenant upon submission of invoices or other reasonable evidence of such payment by Tenant to Landlord.

                                  Article VII

                               Tenant Alterations
                               ------------------

     7.1  Improvements.  Tenant will not make or permit anyone to make any
          ------------
alterations, decorations, additions or improvements, structural or otherwise, in or to the Premises (hereinafter referred to collectively as "Improvements")
                                                             ------------
without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord shall not unreasonably withhold its approval of any minor alterations requested to be made by Tenant not exceeding $20,000 in the aggregate in any Lease Year.

     All of Tenant's Improvements shall be coordinated with any work being performed by Landlord and in a manner so as not to damage the Building or interfere with construction or operation of the Building and, except for installation of furnishings, shall be performed by contractors or workers first approved by Landlord in writing, such approval not to be unreasonably withheld or delayed. Tenant, before its work is started, shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and assurances satisfactory to Landlord protecting Landlord against liens arising out of the furnishing of such labor and materials; and cause each contractor to carry workers' compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance with such limits as Landlord may reasonably require, but in no event less than a combined single limit of three million dollars ($3,000,000), and any other insurance which Landlord may from time to time reasonably require, all such insurance to be written in reputable companies reasonably approved by Landlord and insuring Landlord and Tenant as well as the contractors; and deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on behalf of Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Property and immediately to discharge or bond any such liens which may so attach. If, notwithstanding the foregoing, any mechanic's or materialmen's lien is filed against the Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant or its agents, employees or independent contractors, Tenant, at its sole cost and expense, shall cause such lien to be dissolved promptly after receipt of notice that such lien has been filed, by the payment thereof or by the filing of a bond sufficient to accomplish the foregoing. If Tenant shall fail to discharge any such mechanic's or materialmen's lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including reasonable attorneys' fees incurred in connection therewith) as Additional Rent payable upon demand, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. It is understood and agreed that any Improvements to the Premises shall be constructed on behalf of Tenant and not on behalf of Landlord.

     7.2  Indemnity.  Tenant shall indemnify and hold Landlord harmless from and
          ---------
against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any improvements to the Premises, which obligation shall survive the termination of this Lease.


                                  Article VIII

                             Signs and Furnishings
                             ---------------------

     8.1  Signage.  No sign, advertisement or notice (hereinafter "sign") shall
          -------
be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the exterior or the interior of the Building unless in compliance with all applicable law and approved in writing by Landlord as to the location, number, size, color and style of same, which approval shall not be unreasonably withheld.

     8.2  Floor Load; Deliveries.  Landlord shall have the right to prescribe
          ----------------------
the weight and position of safes and other heavy equipment, supplies, fixtures and other concentrated loads, which, if allowed by Landlord, shall be installed in such manner as to distribute their weight adequately. Any and all damage or injury to the Premises or the Building caused by moving the same in or upon the Premises shall be repaired by and at the sole cost and expense of Tenant.


                                   Article IX

                               Tenant's Equipment
                               ------------------

     Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system or electrical system of the Premises or the Building without first obtaining the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold; any consent granted by Landlord may be conditioned upon the payment by Tenant of any costs incurred by Landlord in connection with the foregoing. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be reasonably objectionable to Landlord shall be installed and maintained by Tenant at Tenant's sole cost and expense on vibration eliminators or other devices sufficient to reduce such noise and vibration to a level reasonably satisfactory to Landlord or shall be removed from the Premises at Tenant's sole cost and expense if Tenant shall be unable to reduce such noise and vibration to a level reasonably satisfactory to Landlord.

                                   Article X

                             Inspection by Landlord
                             ----------------------

     Tenant will permit Landlord, its agents or representatives to enter the Premises at all reasonable times following reasonable advance notice (or at any time in cases of emergency and without advance notice in such cases) to examine, inspect and protect the Premises and the Building, to make such alterations and repairs in accordance with Sections 2.1.1 and 17.6 as in the reasonable judgment of Landlord may be deemed necessary, or to show the same to prospective tenants of the Premises during the last year of the Lease Term and to prospective purchasers and mortgagees at all reasonable times. In connection with any such entry, Landlord shall use reasonable efforts to minimize the disruption to Tenant's use of the Premises.


                                   Article XI

                                   Insurance
                                   ---------

     11.1  Increase in Insurance Rate.  Tenant shall not conduct or permit to be
           --------------------------
conducted any activity, or place any equipment, signs or furnishings in or about the Premises, which will in any way increase the rate of fire insurance or other insurance on the Building. As a result thereof, Tenant shall be liable for the amount of such increase and shall reimburse Landlord for such amount as Additional Rent upon written demand from Landlord; it being understood, however, that Tenant's payment of such increase shall not operate as a waiver by Landlord of Landlord's right to enforce the provisions of this Article XI and that this provision shall not be construed to broaden, in any way, the Permitted Uses.

     11.2  Commercial General Liability and Casualty Insurance.  Throughout the
           ---------------------------------------------------
Lease Term, Tenant shall obtain and maintain (a) commercial general liability and property damage insurance, including a broad form contractual liability endorsement, in the minimum amount set forth in Section 1.1.14, (b) casualty insurance covering Tenant's fixtures and personal property located in the Premises, (c) workers' compensation insurance on its employees as required by law, (d) host liquor liability insurance, if applicable, and (e) such other insurance as may reasonably be required by Landlord from time to time. All of such insurance shall be underwritten by a company or companies licensed to do insurance business in Massachusetts by the Department of Insurance, shall be written on the "occurrence basis", and, with respect to the types of insurance referred to in clauses (a), (b), (d) and (e) above, shall be in such amounts and contain such deductible amounts as may be reasonably required by Landlord from time to time. The policies referred to in clauses (a) and (e) above shall name Landlord as an additional insured thereunder and, in addition, shall name as additional insureds the holders of any Mortgage of the Property of which Tenant is notified in writing, as their respective interest may appear. Tenant shall furnish Landlord receipts evidencing payment of the premiums for such insurance and shall deposit certificates of such insurance with Landlord no later than the Lease Commencement Date and at least thirty (30) days before each insurance renewal date thereof. Each such policy shall contain provisions to the effect that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of the loss sustained and prohibiting cancellation or reduction of coverage without first giving

Landlord not less than 30 days' prior written notice (if available at no additional cost to Tenant, but in any event, not less than 10 days' prior written notice) of such proposed action. Landlord's rights under Section 17.6 shall include, without limitation, the right to obtain the insurance coverage required to be maintained by Tenant hereunder should Landlord not be timely furnished the evidence of insurance required under this Section 11.2.

     Landlord shall carry such insurance as Landlord reasonably considers prudent and customary or is required by Landlord's lender in connection with the ownership, operation and management of the Building, including without limitation, (i) fire and extended coverage insurance insuring the Building with one hundred percent (100%) replacement cost coverage and loss of rents for a period of one (1) year, and (ii) commercial general liability and property damage insurance, including a broad form contractual liability endorsement, in such amounts at least equal to those that are required of Tenant for such coverage hereunder. Any costs incurred in connection with any such Landlord's insurance shall be an Operating Expense. Landlord shall have no obligation to insure Tenant's personal property or chattels, including, without limitation, Tenant's trade fixtures, or any improvements installed by any party other than the Landlord named herein.

     11.3  Waiver of Subrogation.  Any casualty insurance carried by either
           ---------------------
party with respect to the Premises, the Building or the Property, or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss, provided that such clause or endorsement is obtainable without payment of an additional premium. If such clause or endorsement is obtainable upon payment of an additional premium, notice thereof shall be given to the party that would benefit from such clause or endorsement and such party may request the other party to obtain it and shall reimburse the other party for the cost of such additional premium. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent such party's policy permits such waiver of subrogation and then only with respect to sums which are collectible thereunder.


                                  Article XII

                             Utilities and Services
                             ----------------------

     12.1  Utilities.  Tenant shall pay, as Additional Rent, the cost of all
           ---------
utilities furnished to Tenant on the Premises, including, but not limited to, electricity, gas, oil, water and sewer. Tenant agrees to pay any and all such charges for the Premises to Landlord in the event any of such utilities are not separately metered to Tenant or directly to the utility company if such utilities are separately metered.

     12.2  Interruption of Services.  Landlord shall not have any liability to
           ------------------------
Tenant whatsoever as result of Landlord's failure or inability to furnish any of the utilities or services required to be furnished by Landlord hereunder, or to perform any other covenant or duty to be performed by Landlord hereunder by reason of any so-called force majeure cause reasonably beyond Landlord's
                        ----- -------
control, including, without limitation, acts of God, casualty, strikes, scarcity of labor or materials, governmental requirements or the like. Any such failure or inability due to force majeure causes to furnish the utilities or services or
                    ----- -------
perform the covenants or duties required hereunder shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease nor to any abatement of Rent payable hereunder. Notwithstanding the foregoing, if during the term of this Lease, there occurs any failure of any building system, which failure is not the result of an event of force majeure which affects other property near the Property in addition to the Property, and as a result of such failure, Tenant, in good faith is unable to operate its business in the Premises for four (4) consecutive business days, the Annual Base Rent shall be equitably abated after such four
(4) day period until such failure is repaired by Landlord, provided that if Tenant maintains loss of business insurance which compensates Tenant for its inability to operate, the Annual Base Rent shall not be abated.

     12.3  Governmental Regulations.  The parties hereto shall comply with all
           ------------------------
mandatory energy conservation controls and requirements applicable to comparable buildings that are imposed or instituted by the federal, state, county or municipal governments, including, without limitation, controls on the permitted range of temperature settings in office/retail buildings, and requirements necessitating curtailment of the volume of energy consumption or the hours of operation of the Building. Any terms or conditions of this Lease that conflict or interfere with compliance with such controls or requirements shall be suspended for the duration of such controls or requirements. Compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any Rent payable hereunder.


                                  Article XIII

                   Liability of Landlord; Indemnity by Tenant
                   ------------------------------------------

     13.1  Limitation of Liability.  Landlord shall not be liable to Tenant, its
           -----------------------
employees, agents, business invitees, licensees, customers, or guests for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to Tenant's business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Property, any fire, robbery, theft, mysterious disappearance and/or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the

Building, unless due to the gross negligence or willful misconduct of Landlord or Landlord's agents, servants or employees. Any goods, property or personal effects stored or placed by Tenant or its employees in or about the Premises shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. Notwithstanding the foregoing, Landlord shall not be released from liability for any injury, loss, damages or liability to the extent arising from any gross negligence or willful misconduct of Landlord, its servants, employees or agents acting within the scope of their authority on or about the Premises; provided, however, that in no event shall Landlord, its servants, employees or agents have any liability to Tenant based on any loss with respect to or interruption in the operation of Tenant's business.

     13.2  Indemnity.  Tenant hereby agrees to indemnify and hold Landlord, the
           ---------
holder of any Mortgage and any of their respective partners, shareholders, officers, directors, employees, agents and contractors, harmless from and against all costs, damages, claims, liabilities, liens and expenses (including, without limitation, attorneys' fees, court costs and other expenses of litigation or arbitration) suffered by or claimed against Landlord, the holder of any Mortgage, and any of their respective partners, shareholders, officers, directors, employees, agents and contractors, directly or indirectly, based on, arising out of or resulting from (a) Tenant's use and occupancy of the Premises, the Property or the business conducted by Tenant therein, (b) any act, fault, omission to act or willful misconduct by Tenant or its employees, agents, licensees, invitees, contractors or sublessees, (c) any accident, injury or damage whatsoever caused to any person or to the property of any person in or about the Premises or the Property where such accident, injury or damage results or is claimed to have resulted from any act, fault, omission to act or misconduct by Tenant or its employees, agents, licensees, invitees, customers, guests, contractors or sublessees or (d) any breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease, unless any of the foregoing is due to the gross negligence or willful misconduct of Landlord, its agents, servants or employees.

     13.3  No Right of Set-Off.  In the event that Tenant shall have a claim
           -------------------
against Landlord, at any time during the Lease Term, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any Rent or other sums payable to Landlord, it being understood that Tenant's sole remedy for recovering upon such claim shall be an independent action against Landlord, except to the extent that Tenant is entitled to an abatement of rent as expressly set forth in Articles XV or XVI.

     13.4  Nonrecourse.  In the event Tenant is awarded a money judgment against
           -----------
Landlord, Tenant's sole recourse for satisfaction of such judgment shall be limited to Landlord's then interest in the Property. In no event shall any partner, officer, director, trustee, stockholder, employee or beneficiary of Landlord or any other person be held to have any personal liability for satisfaction of any claims or judgments that Tenant may have against Landlord and Tenant may not look to any other assets of Landlord or any beneficiary of Landlord.

     13.5 Landlord's Indemnity.  Landlord hereby agrees to indemnify and hold
          --------------------
Tenant and any of its respective shareholders, officers, directors, employees and agents harmless from and against all costs, damages, claims, liabilities, liens and expenses (including, without limitation, attorneys' fees, court costs and other expenses of litigation or arbitration) suffered by or claimed against Tenant, and any of its respective shareholders, officers, directors, employees and agents, directly or indirectly, based on, arising out of or resulting from the gross negligence or willful misconduct of Landlord or its employees, agents, licensees or contractors.

                                  Article XIV

                             Rules and Regulations
                             ---------------------

     14.1  Rules and Regulations.  Tenant and its employees, agents, licensees,
           ---------------------
invitees, customers, guests and permitted subtenants shall at all times abide by and observe the rules and regulations attached hereto as Exhibit E. Nothing
                                                         ---------
contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce any such rules and regulations, except that no action shall be taken against Tenant unless also taken against all other tenants in the Building not complying with any such rules and regulations.


                                   Article XV

                             Damage or Destruction
                             ---------------------

     15.1  Restoration or Termination.  If, during the Lease Term, the Premises
           --------------------------
or the Building are totally or partially damaged or destroyed from any cause rendering the Premises totally or partially inaccessible or unusable, and such cause is fully covered by the net proceeds of insurance made available to Landlord, Landlord shall diligently (taking into account the time necessary to effectuate a satisfactory settlement with any insurance companies involved) restore and repair the Premises and the Building, as the case may be, to proper condition for use and occupancy by Tenant to the extent of such net proceeds; provided, however, if such damage or destruction is not reasonably susceptible of being repaired or restored within one hundred eighty (180) days after the occurrence of such damage, including the time needed for removal of debris, preparation of plans and issuance of all required governmental permits, Landlord or Tenant may, within forty-five (45) days after the occurrence of such damage, terminate this Lease by giving notice of termination to the other and specifying in such notice the effective date of such termination. If this Lease is terminated pursuant to the preceding sentence, all Base Rent and Additional Rent payable hereunder shall be apportioned and paid (i) to the date such damage occurred, with respect to space inaccessible or unusable, and (ii) to the date of such termination of this Lease, with respect to the remainder of the Premises, an equitable apportionment to be based upon the criteria provided below. Following any termination of this Lease as aforesaid, Tenant shall have no further rights or remedies as against Landlord pursuant to this Lease or otherwise. If this Lease is not terminated as a result of such damage, this Lease shall continue in full force and effect and a just and proportionate part of the Base Rent and Additional Rent shall, according to the nature and extent to which the Premises shall have been so rendered inaccessible or unusable for Tenant's Permitted Uses, be suspended or abated until the Premises shall have been restored to proper use and occupancy as aforesaid.

     15.2  Tenant's Personal Property.  If Landlord repairs and restores the
           --------------------------
Premises as provided in Section 15.1, Landlord shall not be required to repair or restore any improvements made by or at the expense of Tenant (unless such improvements are covered by Landlord's insurance) or any trade fixtures, furnishings, equipment or personal property belonging to Tenant. It shall be Tenant's sole responsibility to repair and restore all such items.

     15.3  Landlord's and Tenant's Right to Terminate.  Notwithstanding anything
           ------------------------------------------
to the contrary contained herein, if the Building is damaged or destroyed from any cause to such an extent that the costs of repairing and restoring the Building as reasonably estimated by Landlord would exceed fifty percent (50%) of the replacement value of the Building, whether or not the Premises are damaged or destroyed, Landlord or Tenant shall have the right to terminate this Lease by notice to the other. This right of termination shall be in addition to any other right of termination provided in this Lease.

                                  Article XVI

                                  Condemnation
                                  ------------

     16.1  Taking.  If the whole or a substantial part of the Premises (as
           ------
hereinafter defined) shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), then this Lease shall terminate on the date title thereto vests in such governmental or quasi-governmental authority, and all Base Rent and Additional Rent payable hereunder shall be apportioned as of such date. If less than a substantial part of the Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof in lieu of such a taking), this Lease shall continue in full force and effect, but the Base Rent and the formula for determining Tenant's Proportionate Share of Taxes and Operating Expenses thereafter payable hereunder shall be equitably adjusted as of the date title vests in the governmental or quasi-governmental authority.

     For purposes of this Section 16.1, a "substantial part of the Premises"
                                           --------------------------------
shall be considered to have been taken if more ten percent (10%) of the rentable area of the Premises or twenty-five percent (25%) of the Tenant's parking spaces are rendered unusable as a result of such taking, excluding any area taken for expansion of Concord Road.

     16.2  Awards.  All awards, damages and other compensation paid by the
           ------
condemning authority on account of such taking or condemnation (or sale under threat of such a taking) shall belong to Landlord; Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, damages and other compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time reasonably request. Tenant agrees not to make any claim against Landlord or the condemning authority for any portion of such award or compensation attributable to damages to the Premises, the value of the unexpired term of this Lease, the loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense (but excluding any component of Tenant's Work and Improvements made to the Premises) and for relocation expenses, provided that such claim does not in any way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.


                                 Article XVII

                          Default by Tenant; Remedies
                          ---------------------------

     17.1  Default.  The occurrence of any of the following (whether or not the
           -------
Lease Term shall have commenced) shall constitute a default under this Lease:

      (a) if Tenant shall fail to pay when due any installment of Base Rent or Estimated Additional Rent Payments or any other Additional Rent; provided, however, that any such failure shall not constitute a default under this Lease so long as such failure shall not continue for more than ten (10) days after written notice from Landlord to Tenant; or

      (b) if Tenant shall violate or fail to perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this Lease and such violation or failure shall continue for more than thirty (30) days after written notice thereof from Landlord plus such additional time, if any, as is reasonably necessary to cure the default if it is of such a nature that it cannot reasonably be cured in thirty (30) days, which additional time may not exceed ninety (90) days, provided Tenant is diligently proceeding to cure such default at all times; or

      (c) if Tenant shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Tenant or any of its debts under any law relating to bankruptcy, insolvency, reorganization, liquidation or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of its property; or

      (d) if any case, proceeding or other action against Tenant shall be commenced seeking to have an order for relief entered against Tenant as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Tenant or any of its debts under any law relating to bankruptcy, insolvency, reorganization, liquidation or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for

Tenant or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against Tenant or (ii) remains undismissed for a period of sixty (60) days.

     17.2  Landlord's Right to Terminate.  If Tenant shall be in default under
           -----------------------------
this Lease beyond the applicable cure period, if any, then, in any such case, Landlord may, whether or not the Lease Term shall have begun, immediately, or at any time while such default exists and without further notice, terminate this Lease by written notice to Tenant, specifying a date on which this Lease shall terminate, and this Lease shall thereupon come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term, and Tenant shall then quit and surrender the Premises to Landlord, it being understood, however, that Tenant shall remain liable as hereinafter provided. Landlord, without notice to Tenant, may store Tenant's removable fixtures, equipment and personal property, and those of any person claiming through or under Tenant, at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

     17.3  Rent Reserved.  If this Lease is terminated under any of the
           -------------
provisions contained in Sections 17.1 and 17.2 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total Base Rent and Additional Rent reserved for the residue of the Lease Term, together with the value of all other considerations agreed to be paid or performed by Tenant for said residue, over the rental value of the Premises for said residue of the Lease Term. Tenant further covenants as an additional and cumulative obligation after any such ending to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next foregoing covenant, Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 17.3 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting; it being agreed by Tenant that Landlord (a) may relet the Premises or any part or parts thereof, for a term or terms which may, at Landlord's option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Lease Term and may grant such concessions and free rent as Landlord in its sole discretion considers advisable or necessary to relet the same and (b) may make such alterations, repairs and decorations in the Premises as Landlord in its sole discretion considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or its failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

     In lieu of any other damages for Tenant's breach and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 17.3, Landlord may, by notice to Tenant given at any time after this Lease is terminated under any of the provisions contained in Section 17.1 or 17.2 or is otherwise terminated for breach of any obligation of Tenant, and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, (i) an amount equal to the aggregate of the Base Rent and Additional Rent with respect to the 12 months ended next prior to such termination (or in the event a default occurs during the first Lease Year, an amount equal to the aggregate of an annualized amount of Base Rent and Additional Rent accrued under this Lease in the first Lease Year) plus the amount of Base Rent and Additional Rent of any kind accrued and unpaid at the time of termination, (ii) less the amount of any recovery by Landlord under the foregoing provisions of this Section 17.3 up to the time of payment of such liquidated damages. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

     17.4  Cumulative Remedies.  All rights and remedies of Landlord and Tenant
           -------------------
set forth herein are in addition to all other rights and remedies available at law or in equity. All rights and remedies available hereunder or at law or in equity are expressly declared to be cumulative. The exercise by Landlord or Tenant of any such right or remedy shall not prevent the concurrent exercise of any other right or remedy hereunder or subsequent exercise of the same or any other right or remedy. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default hereunder or of any of Landlord's or Tenant's rights or remedies in connection therewith. Landlord or Tenant shall not be deemed to have waived any default hereunder unless such waiver is set forth in a written instrument. If Landlord or Tenant waives in writing any default, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

     17.5  No Waiver.  No waiver of any provision of this Lease shall be implied
           ---------
by any failure of Landlord or Tenant to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently. Neither the payment by Tenant of a lesser amount than the installments of Base Rent Estimated Additional Rent Payments or of any other Additional Rent nor any endorsement or statement on any check or letter accompanying a check for payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy available to Landlord. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

     17.6  Landlord's Right To Self-Help.  If Tenant defaults in the making of
           -----------------------------
any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, following thirty (30) days prior written notice or such shorter period as may be necessary in the event of an emergency, but shall not be required to, make such payment or do such act. If Landlord elects to make such payment or do such act, all costs and expenses incurred by Landlord, plus interest thereon at the rate per annum (the "Interest Rate") of twelve
                                                  -------------
percent (12%), from the date paid by Landlord to the date of payment thereof by Tenant, shall be promptly paid by Tenant to Landlord as Additional Rent; provided however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Landlord may, but is under no obligation to, apply any monies held by Landlord for Tenant's account, including, without limitation, Estimated Additional Rent Payments, in exercising its rights under this Section 17.6. The taking of any action by Landlord under this Section 17.6 shall not be considered as a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default.

     17.7  Late Charge.  If Tenant fails to make any payment of Base Rent,
           -----------
Estimated Additional Rent Payments or any other Additional Rent on or before the date five (5) days after such payment is due and payable, a late charge of four percent (4%) of the amount of such payment shall then be due and payable from Tenant to Landlord as Additional Rent. In addition, such late payment shall bear interest at the Interest Rate from the date such payment became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law.


                                 Article XVIII

                                  Holding Over
                                  ------------

     In the event that Tenant shall not immediately surrender the Premises on the date of the expiration of the Lease Term or the sooner termination of this Lease, Tenant shall, at Landlord's election exercised by giving notice to Tenant as described in the next following paragraph of this Article XVIII, become a month-to-month tenant and shall be obligated to pay monthly installments of Base Rent and Additional Rent in an amount equal to one hundred fifty percent (150%) of the installment of Base Rent and 100% of the Estimated Additional Rent Payment payable during the last full calendar month of the Lease Term.

     If Landlord shall not have elected to make Tenant a month-to-month tenant, Landlord may, at any time prior to its giving a notice to Tenant that it has become a month-to-month tenant pursuant to the terms of this Article XVIII, forthwith re-enter and take possession of the Premises. Until Tenant shall have either been evicted from the Premises or made a month-to-month tenant as aforesaid, Tenant shall be a tenant-at-will, subject to all the terms, conditions, covenants and agreements of this Lease which would have applied in the case of a month-to-month tenancy except Tenant's monthly rental obligations shall be prorated on a daily basis. Nothing herein contained is intended to limit any rights of Landlord under Article XVII or otherwise, including, without limitation, Landlord's right to be indemnified against and reimbursed for, in addition to all amounts otherwise required by the provisions of Article XVII, the amount of all loss, cost and damage (other than consequential) incurred by Landlord as a result of any holdover by Tenant, including, without limitation, all court and arbitration costs, attorneys' fees and expenses and any other expenses of litigation or arbitration plus any damages on account of inability to deliver possession of the Premises to any successor tenant.


                                  Article XIX

                             Covenants of Landlord
                             ---------------------

     19.1  Quiet Enjoyment.  Landlord covenants that it has the right to make
           ---------------
this Lease for the Lease Term and that if Tenant shall pay all Rent when due and punctually perform all the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall, during the Lease Term, freely, peaceably and quietly occupy and enjoy the full possession of the Premises, subject to all of the terms and provisions hereof.


                                   Article XX

                              Rights of Mortgagee
                              -------------------

     20.1  Definition of Mortgage.  The term "Mortgage" shall mean any one or
           ----------------------             --------
more mortgages or deeds of trust which may now or hereafter affect Landlord's interest in the Property and all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

     20.2  Lease Subordinate-Superior.  This Lease shall be subject and
           --------------------------
subordinate to any Mortgage now or hereafter encumbering the Property or any portion thereof, provided that the holder thereof enters into an agreement with Tenant by the terms of which the holder will agree not to disturb the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of the Premises by such holder through foreclosure proceedings or otherwise. In the event that the holder of a Mortgage or any purchaser at a foreclosure sale or otherwise (a "Successor") shall succeed to the interest of Landlord, then Tenant shall and
 ---------
does hereby agree to attorn to such Successor and to recognize such Successor as its landlord. A Successor shall not, except to the extent consented to in writing by itself or any predecessor Successor, be:

      (a) liable for any act or omission of a prior landlord (including Landlord); or

       (b) subject to any offset or defenses which Tenant might have against any prior landlord (including Landlord); or

       (c) bound by any Rent which Tenant might have paid more than 30 days in advance to any prior landlord (including Landlord); or

       (d) bound by any agreement or modification of this Lease made without the consent of the Successor; or

       (e) liable for any fact or circumstance or condition to the extent existing or arising prior to such Successor's succession to the interest of Landlord under this Lease and such Successor further shall not be liable except during the period of time, if any, during which such Successor is the owner of the Landlord's interest in the Building and in any event only to the extent set forth in Section 13.4.

     Any claim by Tenant under this Lease against a Successor shall be satisfied solely out of such Successor's interest in the Property and Tenant shall not seek recovery against or out of any other assets of such Successor.

     Notwithstanding the foregoing, the holder of a Mortgage may at its election subordinate the same to this Lease without the consent or approval of Tenant. Any such Mortgage to which this Lease shall subordinate may contain such terms, provisions and conditions as the holder reasonably deems usual or customary.

     This Section 20.2 shall be self-operative. Tenant agrees to execute and deliver promptly any customary instruments requested by Landlord or the holder of any Mortgage to carry out the subordination, nondisturbance and attornment agreements contained in this Section 20.2.


                                  Article XXI

                               General Provisions
                               ------------------

     21.1  No Representations.  Tenant acknowledges that neither Landlord nor
           ------------------
any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are being acquired by Tenant, except as herein expressly set forth.

     21.2  No Partnership or Joint Venture.  Nothing contained in this Lease
           -------------------------------
shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

     21.3  Brokerage.  Landlord and Tenant each represent and warrant to the
           ---------
other that neither of them has employed or dealt with any broker, agent or finder other than Meredith & Grew and Lynch, Murphy & Walsh (together, the "Broker") in carrying on the negotiations relating to this Lease. Tenant shall indemnify and hold Landlord harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder (other than the Broker) engaged by Tenant or with whom Tenant has dealt. Similarly, Landlord shall indemnify and hold Tenant harmless from and against any claims asserted by any broker, agent or finder engaged by Landlord or with whom Landlord has dealt. The representations and warranties contained in this
Section 21.3 shall survive any termination of this Lease. As between Tenant and Landlord, Landlord shall be responsible to pay any brokerage commission that may be due to the Broker in connection with the transactions described herein.

     21.4  Estoppel Certificate.  Tenant shall, at any time and from time to
           --------------------
time, upon not less than ten (10) business days prior written notice by Landlord, execute, acknowledge and deliver to Landlord an estoppel certificate containing such statements of fact as Landlord reasonably requests.

     21.5  Cost of Enforcement.  Landlord and Tenant shall pay all reasonable
           -------------------
costs and counsel and other fees incurred by the other in connection with the successful enforcement from time to time of any obligation under this Lease.

     21.6  Notice.  All notices or other communications required hereunder shall
           ------
be in writing and shall be deemed duly given if delivered in person (with receipt therefor), if sent by reputable overnight delivery or courier service (e.g., Federal Express) providing for receipted delivery, or if sent by certified or registered mail, return receipt requested, postage prepaid, to the following address:

      (a) if to Landlord at Landlord's Address, to the attention of Karl W. Weller, Senior Vice President

      (b) if to Tenant, prior to the Lease Commencement Date, at Tenant's Original Address, to the attention of the Treasurer with a copy to:

          Frederick S. Gilman, Esq.
          Lynch, DeSimone & Nylen LLP
          Suite 3500
          One Post Office Square
          Boston, MA 02109

      and thereafter, at the Premises.

     Receipt of notice or other communication shall be conclusively established by either (i) return of a return receipt indicating that the notice has been delivered; or (ii) return of the letter containing the notice with an indication from the courier or postal service that the addressee has refused to accept delivery of the notice. Either party may change its address for the giving of notices by notice given in accordance with this Section.

     21.7  Partial Invalidity.  If any provision of this Lease or the
           ------------------
application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     21.8  Gender.  Feminine or neuter pronouns shall be substituted for those
           ------
of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

     21.9  Bind and Inure.  The provisions of this Lease shall be binding upon,
           --------------
and shall inure to the benefit of, the parties hereto and each of their respective successors and assigns, subject to the provisions hereof restricting assignment or subletting by Tenant.

     21.10  Entire Agreement.  This Lease contains and embodies the entire
            ----------------
agreement of the parties hereto with respect to Tenant's leasehold estate hereunder and supersedes all prior agreements, negotiations and discussions between the parties hereto and any representation, inducement or agreement that is not contained in this Lease shall not be of any force or effect. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

     21.11  Applicable Law.  This Lease shall be governed by and construed in
            --------------
accordance with the laws of Massachusetts.

     21.12  Headings.  Article headings are used herein for the convenience of
            --------
reference and shall not be considered when construing or interpreting this Lease.

     21.13  Not An Offer.  The submission of an unsigned copy of this document
            ------------
to either party for the other party's consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

     21.14  Multiple Counterparts.  This Lease may be executed in multiple
            ---------------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

     21.15  Notice of Lease.  This Lease shall not be recorded.  Upon the
            ---------------
request of either party, the parties shall execute, in recordable form, a Notice of this Lease. If this Lease is terminated before the Lease Term expires, upon the request of either party, the parties shall execute, in recordable form, an instrument acknowledging the date of termination. Recordation costs shall be paid by the requesting party.

     21.16  Waiver of Jury Trial.  Landlord and Tenant hereby each waive trial
            --------------------
by jury in any action, proceeding or counterclaim brought by either against the other, on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant's use or occupancy of the Premises.

     21.17  Exhibits.  This Lease includes and incorporates all Exhibits
            --------
referred to hereby and attached hereto.



                                        MGI TWO FEDERAL STREET, INC.:



                                        By: /s/   (Illegible)
                                            --------------------------


                                        PERITUS SOFTWARE SERVICES, INC.:


                                        By: /s/ Allen Deary
                                            -------------------------
                                        Name: Allen Deary
                                              -----------------------
                                        Title: Vice President
                                               -----------------------

                                   EXHIBIT A

                           Legal Description of Land


     A certain parcel of land, together with the building and other improvements constructed thereon, situated in the Town of Billerica, County of Middlesex, Commonwealth of Massachusetts, known as Lot 7, as shown on a plan entitled "Plan of Land in Billerica, Mass., (Middlesex County), For: William J. Callahan,
Scale: 1"=60', dated October 13, 1983, by Joseph W. Moore Co., Land Surveyors and Civil Engineers, 16 Railroad Ave., Bedford, Mass." and more particularly described as follows:

Beginning:  at a point at the northwesterly corner of said parcel, same point being on the easterly sideline of Concord Road, at a stonewall and at land of Casey, as shown on said plan;

thence: thence: running S23-08'-49"E Five Hundred Seventy-Seven and 88/100 (577.88) feet to a point;

thence: turning and running S66-35'-16"W Six and 98/100 (6.98) feet to a point;

thence: turning and running S10-43'-40"E Seventy-Four and 35/100 (74.35) feet to a point at Lot 6, last three (3) courses being by a stonewall;

thence: turning and running S42-28'-33"W Two Hundred Fifty-Three and 80/100 (253.80) feet to a point;

thence:     turning and running N47-31'-27"W Thirty (30.00) feet to a point;

thence: turning and running S42-28'-33"W Two Hundred Sixty-Two (262.00) feet to a point on the northerly sideline of Federal Street;

thence: turning and running N47-31'-27"W One Hundred Fifteen (115.00) feet to a point of curvature;

thence: turning and running along a curved line having an arc of One Hundred Twenty-One and 94/100 (121.94) feet and a radius of Two Hundred Twenty-Seven and 96/100 (227.96) feet to a point of tangency;

thence: turning and running N78-10'-23"W Thirty-Eight and 51/100 (38.51) feet to a point of curvature;

thence: turning and running along a curved line having an arc of Thirty-Nine and 27/100 (39.27) feet and a radius of Twenty-Five (25.00) feet to a point on the easterly sideline of Concord Road, last four (4) courses being along the northerly sideline of Federal Street;

thence: turning and running N11-49'-37"E Three Hundred Twenty-Five and 06/100 (325.06) feet to a point of curvature;

thence: turning and running along a curved line having an arc of Five Hundred Seven and 55/100 (507.55) feet and a radius of Seven Hundred Sixty (760.00) feet to a point of tangency;

thence: turning and running N50-05'-26"E Eighty and 85/100 (80.85) feet to the point of beginning, last three (3) courses being along the easterly sideline of Concord Road.

Containing: 346,278 square feet, or 7.95 acres, more or less.

            Said lot is subject to restrictions and easements of record.

            BEING the same premises as shown on "Plan of Land in Billerica, Mass. (Middlesex County) For: The Fields Realty Trust, January 12, 1987, BSC-Bedford Land Surveyors - Civil Engineers."

and a certain parcel of land situated in the Town of Billerica, County of Middlesex, Commonwealth of Massachusetts known as Federal Street as shown on a plan recorded in the Middlesex North District Registry of Deeds, Plan Book 141 Plan 60 and more particularly described as follows:

Beginning:  at the northwesterly corner of said parcel same point being on the easterly sideline of Concord Road and at lot 7 as shown on said plan;

Thence: running along a curved line having an arc of Thirty-Nine and 27/100 (39.27) feet and a radius of Twenty-Five (25.00) feet to a point;

Thence: turning and running S78-10'-23"E Thirty-Eight and 51/100 (38.51) feet to a point;

Thence: turning and running along a curved line having an arc on One Hundred Twenty-One and 94/100 (121.94) feet and a radius of Two Hundred Twenty-Seven and 96/100 (227.96) feet to a point;

Thence: turning and running S47-31'-27"E Four Hundred Sixty-one and 23/100 (461.23) feet to a point;

Thence: turning and running along a curved line having an arc of Eighty-Five and 63/100 (85.63) feet and a radius of Three Hundred Fifty-Five and 97/100 (355.97) feet to a point;

Thence: turning and running S33-44'-00"E Eighty-Three and 33/100 (83.33) feet to a point;

Thence: turning and running along a curved line having an arc of Thirty-Four and 84/100 (34.84) feet and a radius of Twenty-Five (25.00) feet to a point;

Thence: turning and running along a curved line having an arc of Two Hundred Seventy-Two and 10/100 (272.10) feet and a radius of Sixty (60.00) feet to a point;

Thence: turning and running N33-44'-30"W One Hundred Sixty-Seven (167.00) feet to a point;

Thence: turning and running along a curved line having an arc of Seventy-Three and 60/100 (73.60) feet and a radius of Three Hundred Five and 97/100 (305.97) feet to a point;

Thence: turning and running N47-31'-27"W Four Hundred Sixty-One and 23/100 (461.23) feet to a point;

Thence: turning and running along a curved line having an arc of Fifty-Six and 90/100 (56.90) feet and a radius of One Hundred Six and 37/100 (106.37) feet to a point;

Thence: turning and running N78-10'-23"W Seventy Five (75.00) feet to a point;

Thence: turning and running along a curved line having an arc of Thirty-Nine and 27/100 (39.27) feet and a radius of Twenty-Five (25.00) feet to a point on the easterly sideline of Concord Road;

Thence: turning and running along the easterly sideline of Concord Road N11-49'-37"E One Hundred Ten (110.00) feet to the point of beginning.

Said parcel is subject to easements and restrictions of record.

                                   EXHIBIT B

                      Floor Plan of Premises and Site Plan

                                   EXHIBIT C

                                 Landlord Work

                                   EXHIBIT D

                  List of Chemicals Permitted on the Premises


                                      None

                                   EXHIBIT E

                             Rules and Regulations

                                  EXHIBIT F
                                  ---------

               Brokers' Determination of Prevailing Market Rent
               ------------------------------------------------


          Where in the Lease to which this Exhibit is attached provision is made for the "Brokers' Determination" the following procedures and requirements shall apply:

1.        Request.  The party initiating the Brokers' Determination (the
          -------
          "Initiating Party") shall send a notice to the other party (the "Other Party") requesting the Brokers' Determination of the Prevailing Market Rent, which notice to be effective must (i) make explicit reference to the Lease, and (ii) include the name of a broker selected by the Initiating Party to act for the Initiating Party, which broker shall be affiliated with a major Boston commercial real estate brokerage firm selected by the Initiating Party and which broker shall have at least ten (10) years experience dealing in properties of a nature and type generally similar to the Buildings located in the Boston Suburban Market.

2.        Response.  Within thirty (30) days after the Other Party's receipt of
          --------
          the Initiating Party's notice requesting the Broker Determination and stating the name of the broker selected by the Initiating Party, the Other Party shall give written notice to the Initiating Party of the Other Party's selection of a broker having at least the affiliation and experience referred to above.

3.        Rental Value Determination.  Within thirty (30) days after the
          --------------------------
          selection of the broker by the Other Party, the brokers so selected shall make a determination of the annual fair market rental value of the Premises for the period referred to in the Lease. Such annual fair market rental value determination shall take into account the condition of the Premises as required to be maintained in accordance with this Lease (but shall not take into account any new leasehold improvements or brokerage commissions which would be customary for Landlord to pay for in connection with a lease of the Premises to a new tenant) and the market rental rate for the time period such determination is being made for space in buildings of comparable condition and of equivalent quality, size, utility and location. The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the annual fair market rental value which as so determined shall be referred to as the Prevailing Market Rent.

4.        Resolution of Broker Deadlock.  If the Brokers are unable to agree on
          -----------------------------
          a determination of Prevailing Market Rent, then the brokers shall send a notice to Landlord and Tenant by the end of the thirty (30) day period for making said determination setting forth their individual determinations of Prevailing Market Rent. The Brokers then shall, within ten (10) days after such thirty (30) day period expires, jointly appoint an independent real estate broker or a consultant who also has at least the affiliation and experience referred to above and is not affiliated with either Landlord or Tenant (the "Arbiter"). The Brokers shall submit to the Arbiter their respective assessments of the Prevailing Market Rent, together with the supporting data that was used to calculate such assessments. Within twenty (20) days after the selection of the Arbiter, the Arbiter shall select the assessment which is closest to his/her determination of such Prevailing Market Rent, which assessment shall be the Base Rent for such Extended Term. The Arbiter's determination shall be binding on Landlord and Tenant and may be enforced by a court of competent jurisdiction.

5.        Costs.  Each party shall pay the costs and expenses of the broker
          -----
          selected by it and each shall pay one half ( 1/2) of the costs and expenses of the Arbiter.

6.        Failure to Select Broker or Failure of Broker to Serve.  If the
          ------------------------------------------------------
          Initiating Party shall have requested a Broker Determination and the Other Party shall not have designated a broker within the time period provided therefor above, then the Initiating Party's Broker shall alone make the determination of Prevailing Market Rent in writing to the Other Party and the Initiating Party within thirty (30) days after the expiration of the Other Party's right to designate a broker hereunder. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by Tenant, Landlord, the brokers first appointed or the said Greater Boston Real Estate Board, Inc., as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by Landlord or Tenant such vacancy may be filled by the President of the Greater Boston Real Estate Board, Inc. or her/his designee, and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.